Exhibit 99.2

Form of Lock-Up Agreement

June __, 2025

TD Securities (USA) LLC

William Blair & Company, L.L.C.

As Representatives of the several Underwriters

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

c/o William Blair & Company, L.L.C.

150 N. Riverside Plaza

Chicago, Illinois 6060

Re: Allot Ltd. – Registration Statement on Form F-3 for Ordinary Shares

Dear Sirs and Madams:

This letter agreement (“Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Allot Ltd., a company organized under the laws of the State of Israel (the “Company”), and TD Securities (USA) LLC (“TD Cowen”) and William Blair & Company, L.L.C. (“William Blair”), as representatives (the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, relating to the proposed public offering of ordinary shares, par value NIS 0.10 per share (the “Ordinary Shares”) of the Company (the “Offering”).

In order to induce the Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in his, her or its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the 75th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, and will not cause or direct any of its affiliates to, without the prior written consent of TD Cowen and William Blair, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of, or announce the intention to otherwise dispose of, any Ordinary Shares (including, without limitation, Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Ordinary Shares, (ii) enter into, or announce the intention to enter into, any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the undersigned or someone other than the undersigned) in whole or in part, directly or indirectly, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Prohibited Activity”), or (iii) engage in, or announce the intention to engage in, any short selling of the Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that is designed to or which reasonably could be expected to lead to or result in any Prohibited Activity during the Lock-Up Period.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act, other than a natural person, entity or “group” (as described above) that has executed an Agreement in substantially the same form as this Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

The restrictions set forth in the preceding paragraphs shall not apply to:

(1)       if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution;

(2)       if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3)       if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(4)       transactions by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or pursuant to any court order or the order of any other governmental authority or agency having jurisdiction over the undersigned;

(5)       transfers to the Company from an employee of the Company upon death, disability or termination of employment (with or without cause) or resignation, in each case, of such employee or to the Company from an employee pursuant to any contractual arrangement existing on the date hereof that provides the Company with a right to purchase Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares;

(6)       transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (5) above;

(7)       transfers to the Company, in connection with any reclassification, exchange or conversion of Ordinary Shares, provided, that any such Ordinary Shares received upon such reclassification, exchange or conversion shall be subject to the terms of this Agreement;

(8)       transactions relating to Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares acquired in the Offering or in open market transactions after completion of the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period;

(9)       the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Ordinary Shares by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) (a “10b5-1 Plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, however, that such plan does not provide for, or permit, the sale of any Ordinary Shares during the Lock-up Period and, except as required by applicable securities laws, no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(10)        any transactions made for the purpose of satisfying any tax withholding obligations (including estimated taxes) pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus (as defined in the Underwriting Agreement); and

(11)       transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s share capital involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of share capital if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such transaction is not completed, the undersigned’s Beneficially Owned Shares shall remain subject to the provisions of this Agreement; and

(12)        transactions with the Company involving the amendment or repayment of any convertible debt security outstanding on the date hereof;

provided, however, that in the case of any transaction described in clause (12) above, it being understood that any Ordinary Shares issued by the Company in connection with such amendment or repayment will be subject to the restrictions of this Agreement; and, provided further, that in the case of any transfer described in clause (1), (2), (3), (4) or (6) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to TD Cowen and William Blair, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to TD Cowen and William Blair, and (B) in the case of any transfer described in clause (1), (2), (3), (4) or (10) above, no public announcement or filing is voluntarily made regarding such transfer during the Lock-Up Period and if the undersigned is required to make a filing under Section 16(a) or Section 13 of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such filing to the effect that, (i) in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession, (ii) in the case of any transfer pursuant to clause (2) above, such transfer is being made to a stockholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value, (iii) in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value, (iv) in the case of any transfer pursuant to clause (4) above, such transaction is made by operation of law, and (v) in the case of any transfer pursuant to clause (10) above, such transfer is being made to satisfy tax withholding obligations. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

In the event of a release from lockup restrictions similar to those set forth herein is granted to any person pursuant to a similar agreement entered into in connection with the Offering, the same percentage of the undersigned’s Ordinary Shares (the “Pro-rata Release”) shall be immediately and fully released on the same terms from any remaining lockup restrictions set forth herein. In the event that the undersigned is released from any of its obligations under this Agreement or, by virtue of this Agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any of the undersigned’s Ordinary Shares prior to the termination of this Agreement, the Representatives shall use their commercially reasonably efforts to provide notification of such to the undersigned within two (2) business days thereof, provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters. For purposes of determining record or beneficial ownership of a stockholder, all securities held by investment funds affiliated with such stockholder shall be aggregated.

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from converting any convertible debt security into Ordinary Shares or exercising any options or warrants to purchase Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Ordinary Shares issued upon such conversions or exercises will be subject to the restrictions of this Agreement and provided, however, that no public announcement or filing is voluntarily made regarding such conversion or exercise during the Lock-Up Period without the consent of the Representatives and provided that if the undersigned is required to make a filing under Section 16(a) or Section 13 of the Exchange Act reporting a reduction in beneficial ownership of such convertible debt securities, options or warrants during the Lock-Up Period, the undersigned shall include a statement in such filing to the effect that the disposition relates to the conversion of a convertible debt security or exercise of an option or warrant, as applicable, and that the Ordinary Shares received upon conversion or exercise are subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares.

The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any Ordinary Shares or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or other Beneficially Owned Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of Ordinary Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Agreement and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any copy so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If (i) the Company notifies TD Cowen and William Blair in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by June 30, 2025 or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Ordinary Shares to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this Agreement. The undersigned acknowledges and agrees that whether or not any public offering of Ordinary Shares actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address:

[Signature Page to Lock-up Agreement]